UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2006

DCP MIDSTREAM PARTNERS, LP
(Exact name of registrant as specified in its charter)

DELAWARE	001-32678	03-0567133
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

370 17th Street, Suite 2775
Denver, Colorado 80202
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (303) 633-2900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On November 10, 2006, DCP Midstream Partners, LP (the “Partnership”) issued a press release announcing that Mark A. Borer was appointed as President and Chief Executive Officer and elected to the Board of Directors of DCP Midstream GP, LLC, the Partnership's general partner, effective November 10, 2006.

Mark A. Borer, age 52, has been Group Vice President, Marketing and Corporate Development of Duke Energy Field Services, LLC (“DEFS”), the owner of the Partnership’s general partner, since July 2004. He previously served as Executive Vice President of Marketing and Corporate Development of DEFS from May 2002 through July 2004. Mr. Borer served as Senior Vice President, Southern Division of DEFS from April 1999 through May 2002. Prior to that time, Mr. Borer was Vice President of Natural Gas Marketing for Union Pacific Fuels, Inc. Mr. Borer previously served as a director of the general partner of TEPPCO Partners, LP, from April 2000 until March 2005.

The press release announcing Mr. Borer’s appointment is attached hereto as Exhibit 99.1.

Item 8.01 Other Events.

On November 10, 2006, DCP Midstream Partners, LP (the “Partnership”) issued a press release announcing the transition of the Chairman of the Board position of DCP Midstream GP, LLC, the Partnership’s general partner, from Jim W. Mogg to Fred J. Fowler, which will occur after the release of the Partnership’s first quarter, 2007 earnings.

The press release announcing the transition of the Chairman of the Board position is attached hereto as Exhibit 99.1.

(d) Exhibits.

Exhibit Number	Description
Exhibit 99.1	Press Release dated November 10, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DCP MIDSTREAM PARTNERS, LP

By:	DCP MIDSTREAM GP, LP
its General Partner

By:	DCP MIDSTREAM GP, LLC
its General Partner

By:	/s/ Michael S. Richards
Name: Michael S. Richards
Title Vice President, General Counsel and Secretary

November 14, 2006

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 99.1	Press Release dated November 10, 2006.